Exhibit 10.24

                               FIRST AMENDMENT TO
                            MAVERICK TUBE CORPORATION
                           DIRECTOR STOCK OPTION PLAN


     THIS FIRST AMENDMENT TO MAVERICK TUBE CORPORATION DIRECTOR STOCK OPTION PLAN ("First Amendment") is adopted as of this 22nd day of October, 1996.

     WHEREAS, Maverick Tube Corporation, a Delaware corporation ("Maverick") has established the Maverick Tube Corporation Director Stock Option Plan (the "Plan") dated February 15, 1995;

     WHEREAS, Section 11 of the Plan provides, among other things, that the Board of Directors of Maverick (the "Board") may amend the Plan as it shall deem advisable and in the best interests of Maverick, subject to certain conditions; and
     WHEREAS, the Board believes that it would be in the best interest of Maverick to amend the Plan as provided herein.

         NOW, THEREFORE, the Plan is hereby amended as follows:

     1. Paragraph (k) of Section 2 of the Plan is hereby amended by adding the following proviso before the period ending said paragraph (a), which proviso shall read as follows:

                  "; provided, however, that with respect to a director who has served as a director since the beginning of a fiscal year but first becomes an Eligible Director subsequent to the first business day after the annual meeting of the stockholders of the Company ensuing from the beginning of such fiscal year, the Option Date shall mean the first business day after such director becomes an Eligible Director."

     2. Paragraph (a) of Section 5 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(a)     For  fiscal  year  1996,  each  person  who is an
                  Eligible Director on an Option Date (commencing on the Option Date for 1996) shall receive an Option to acquire 2,000 shares of Stock at a per share purchase price equal to the Fair Market Value of the Stock on the Option Date; provided, however, that each person who has served as a director of Maverick since the beginning of fiscal year of 1996 and, subsequent to the annual meeting held in 1996 becomes an Eligible Director on or before October 31, 1996 shall receive Options to acquire 2,000 shares of Stock at a per share purchase price equal to the per share
                  Fair Market Value of the Stock on the applicable Option Date. In each subsequent fiscal year (commencing with fiscal year 1997), each person (i) who is an Eligible Director on the first business day after the annual meeting of the stockholders of the Company held in such fiscal year, or (ii) who has served as a director of Maverick since the beginning of such fiscal year and, subsequent to the annual meeting occurring in such fiscal year, becomes an Eligible Director on or before the end of such fiscal year, shall receive Options to acquire 3,750 shares of Stock at a per share purchase price equal to the per share Fair Market Value of the Stock on the applicable Option Date."

     3. Paragraph (a) of Section 4 of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

                  "(a)     Subject to the  provisions of Section 10 hereof,
                  a maximum of 100,000 shares of Stock may be issued pursuant to the exercise of Options granted under the Plan."

     4. This First Amendment shall be effective for fiscal year 1996 and all subsequent fiscal years of Maverick, and all references in the Plan to "the Plan" shall be deemed to include this First Amendment from and after the effectiveness hereof.

     IN WITNESS WHEREOF, this First Amendment has been duly executed by authority of the Board as of the day and year first above written.

                                          MAVERICK TUBE CORPORATION

                                             /s/ Gregg M. Eisenberg

                                          By:
                                          Title:  President and Chief
                                                  Executive Officer